Exhibit 99.1

FOR PUBLICATION

UNITED STATES COURT OF APPEALS

FOR THE NINTH CIRCUIT

MHC FINANCING LIMITED	No. 07-15982
PARTNERSHIP, an Illinois limited
partnership; GRAPELAND VISTAS,	D.C. No.
INC., a California corporation,	CV-04-03325-
Plaintiffs-Appellants,	VRW

v.

CITY OF SAN RAFAEL, a municipal corporation; CONTEMPO MARIN
HOMEOWNERS ASSOCIATION, a
California corporation,
Defendants-Appellees.

MHC FINANCING LIMITED	No. 09-16447
PARTNERSHIP, an Illinois limited
partnership; GRAPELAND VISTA,	D.C. No.
INC., an Illinois corporation,	3:00-cv-03785-
Plaintiffs-Appellees,	VRW

v.

CITY OF SAN RAFAEL,
Defendant-Appellant,

and

2	MHC LIMITED FINANCING V. CITY OF SAN RAFAEL

CONTEMPO MARIN HOMEOWNERS
ASSOCIATION,
Defendant Intervenor.

MHC FINANCING LIMITED	No. 09-16451
PARTNERSHIP, an Illinois limited
partnership; GRAPELAND VISTA,	D.C. No.
INC., an Illinois corporation,	3:00-cv-03785-
Plaintiffs-Appellees,	VRW

v.

CITY OF SAN RAFAEL,
Defendant-Appellant,

CONTEMPO MARIN HOMEOWNERS
ASSOCIATION,
Defendant Intervenor Appellee.

MHC FINANCING LIMITED	No. 09-16612
PARTNERSHIP, an Illinois limited
partnership; GRAPELAND VISTA,	D.C. No.
INC., an Illinois corporation,	3:00-cv-03785-
Plaintiffs-Appellees,	VRW

v.

CITY OF SAN RAFAEL,
Defendant,

MHC LIMITED FINANCING V. CITY OF SAN RAFAEL	3

and

CONTEMPO MARIN HOMEOWNERS
ASSOCIATION,
Defendant Intervenor Appellant.

MHC FINANCING LIMITED	No. 09-16613
PARTNERSHIP, an Illinois limited
partnership; GRAPELAND VISTA,	D.C. No.
INC., an Illinois corporation,	3:00-cv-03785-
Plaintiffs-Appellees	VRW
Cross-Appellants,

v.	OPINION

CITY OF SAN RAFAEL,
Defendant-Appellant
Cross-Appellee,

CONTEMPO MARIN HOMEOWNERS
ASSOCIATION,
Defendant Intervenor
Appellant Cross-Appellee.

Appeal from the United States District Court

for the Northern District of California

Vaughn R. Walker, District Judge, Presiding

Argued and Submitted

February 13, 2013—San Francisco, California

4	MHC LIMITED FINANCING V. CITY OF SAN RAFAEL

Filed April 17, 2013

Before: Jerome Farris, Sidney R. Thomas,

and N. Randy Smith, Circuit Judges.

Opinion by Judge Thomas

SUMMARY*

Civil Rights

The panel affirmed in part and reversed in part the district court’s bench trial judgment and held that the City of San Rafael’s mobilehome rent regulation passed constitutional muster.

The panel held that the district court properly rejected the City’s arguments that plaintiff’s claims were barred by the statute of limitations and precluded by res judicata, and that the district court did not abuse its discretion in allowing plaintiff to amend its complaint.

Reversing the district court, the panel held that the economic impact, investment-backed expectations, and character of San Rafael’s Mobilehome Rent Stabilization Ordinance all lead to the conclusion that the Ordinance, as amended in 1999, did not constitute a Penn Central taking. The panel further held that because the Ordinance was rationally related to a conceivable public purpose, the Ordinance did not amount to a private taking, nor did it run afoul of substantive due process.

*	This summary constitutes no part of the opinion of the court. It has been prepared by court staff for the convenience of the reader.

MHC LIMITED FINANCING V. CITY OF SAN RAFAEL	5

The panel held that the district court did not err in submitting plaintiff’s breach of settlement agreement claims to the jury, denying the motion for a directed verdict on that question, denying the motion for a new trial, or awarding attorneys’ fees to the City for its victory on the settlement claims. Finally, the panel affirmed the district court’s dismissal of plaintiff’s second subsequent suit against the City which was filed while the original lawsuit was pending. The panel determined that the claims in both suits were the same and plaintiff had agreed to waive its damage claims in the first lawsuit.

COUNSEL

David J. Bradford (argued), Barry Levenstam, Lisa T. Scruggs, and Bradley M. Yusim, Jenner & Block LLP, Chicago, Illinois, for Plaintiffs-Appellees-Cross-Appellants-Appellants.

Michael von Loewenfeldt (argued) and James M. Wagstaffe, Kerr & Wagstaffe LLP, San Francisco, California; Robert F. Epstein, Ragghianti Freitas LLP, San Rafael, California, for Defendant-Appellant-Cross-Appellee-Appellee City of San Rafael.

Gordon C. Atkinson (argued), Cooley Godward Kronish LLP, San Francisco, California, for Defendant-Intervenor-Appellant-Cross-Appellee-Appellee Contempo Marin Homeowners Association.

6	MHC LIMITED FINANCING V. CITY OF SAN RAFAEL

R.S. Radford, Pacific Legal Foundation Sacramento, California, for Amicus Curiae Pacific Legal Foundation.

Elliot L. Bien and Amy E. Margolin, Bien & Summers, Novato, California, for Amicus Curiae Western Manufactured Housing Association.

Andrew W. Schwartz, Fran M. Layton, Matthew D. Zinn, and Amanda R. Garcia, Shute, Mihaly & Weinberger LLP, San Francisco, California, for Amicus Curiae League of California Cities and California State Association of Counties.

Bruce E. Stanton, Law Offices of Bruce E. Stanton, San Jose, California, for Amicus Curiae Golden State Manufactured-Home Owners’ League, Inc.

OPINION

THOMAS, Circuit Judge:

As Yogi Berra observed, “it’s deja vu all over again” as we are being “called upon to consider, yet again, a takings challenge to mobile home rent control laws.” Levald, Inc. v. City of Palm Desert, 998 F.2d 680, 683 (9th Cir. 1993). In this appeal, we consider whether San Rafael’s mobilehome rent regulation violates the park owners’ substantive due process rights, constitutes a regulatory taking under Penn Central Transportation Co v. New York City, 438 U.S. 104 (1978), or runs afoul of the ‘public use’ requirement of the Fifth Amendment under the standards articulated in Kelo v. City of New London, 545 U.S. 469 (2005). We conclude that the regulation passes muster against all of these challenges.

MHC LIMITED FINANCING V. CITY OF SAN RAFAEL	7

I.

Contempo Marin is one of two mobilehome parks in San Rafael, California and is owned by MHC Financing Limited Partnership (now Equity LifeStyle Properties, Inc.) and Grapeland Vistas, Inc. (collectively, “MHC”). MHC owns the pads upon which the mobilehomes sit and pad lessees pay monthly rent to MHC for use of their respective pads and the facilities and services that MHC provides. Despite their name, mobilehomes located in mobile home parks are actually not very mobile: pad lessees at Contempo Marin, as elsewhere, who wish to relocate usually sell their mobilehomes in place to the new resident, and the purchaser – in addition to acquiring the mobilehome – takes over the pad leasehold. See Yee v. City of Escondido, 503 U.S. 519, 523 (1992). Mobilehome owners sell their mobilehome and pad lease rights for one lump sum, so value of the rent controls is figured into the total purchase price and “capitalized” into the value of the mobilehome; MHC receives less revenue because the rent it can charge for the pad is limited, and it claims that this is an unconstitutional taking without just compensation under the Fifth Amendment and violates its substantive due process rights.

A.	The Rent Control Regime

In 1989, San Rafael enacted the Mobilehome Rent Stabilization Ordinance. That Ordinance imposed rent controls tied to the consumer price index (“CPI”): if the change in CPI was less than 5%, the park owner could increase pad rents by a percentage equal to the change; between 5–10%, pad rents could be increased at 75% of the CPI, and above 10%, pad rents could be increased at 66% of the CPI change. Under the 1989 Ordinance, park owners could seek a greater increase through a defined process.

8	MHC LIMITED FINANCING V. CITY OF SAN RAFAEL

In 1993, the City amended the Ordinance to add “vacancy control,” which gave any new resident taking over a mobilehome pad lease the right to rent the pad at the same rate as the previous tenant. The then-owner of Contempo Marin sued in state court, alleging that the combination of pad rent control and vacancy control in the amended Ordinance was an unconstitutional taking. The superior court upheld the Ordinance. See De Anza Assets, Inc. v. City of San Rafael, Case No A063017 (Cal. Dist. Ct. App. Oct. 6, 1994). While on appeal, MHC purchased Contempo Marin. The court of appeal concluded that the vacancy control amendments do not constitute a regulatory taking, but reversed and remanded on other grounds. Id.

In 1999, the City amended the Ordinance to remove the sliding scale for pad rent increases and instead limited increases to a flat 75% of the change in CPI. The Amendments also altered rent increases related to capital improvements. As before, the 1999 Amendments to San Rafael’s mobilehome rent regulation provide an administrative procedure by which park owners such as MHC may seek rent increases beyond that which the regulation’s formula provides in order to obtain a “just and reasonable return.”

B.	Procedural History

On October 13, 2000, MHC commenced this suit challenging the constitutionality of the City’s regulations on the ground that they violate the Takings Clause of the Fifth Amendment as made applicable to the states by the Fourteenth Amendment.

MHC LIMITED FINANCING V. CITY OF SAN RAFAEL	9

In 2001, the parties reached a settlement agreement whereby the City agreed to “initiate” amendments that would repeal vacancy control.1 The City Council held public

[1]	As relevant here, the agreement is as follows:

2.	AGREEMENT

The parties make the following agreement:

2.1 Amendments to Mobilehome Rent Stabilization Ordinance. Subject to approval by the City Council and following notice and public hearing, the City will initiate the following amendments of the City’s Mobilehome Rent Stabilization regulations, Chapter 20 of the San Rafael Municipal Code:

a. Vacancy decontrol …

b. Calculation of automatic permissible annual rent increase …

c. Clarification regarding appeal of rent arbitration to City Council …

d. Applicability to subtenancies …

…

2.7 Subject to approval by City. The Agreement is expressly conditioned upon and subject to the approval of the Agreement by the San Rafael City Council. Following agreement by the parties on the final form and content of the Agreement, the City Council will meet in closed session to consider the Agreement with counsel. In the event the City Council

10	MHC LIMITED FINANCING V. CITY OF SAN RAFAEL

hearings, but elected not to repeal vacancy control. MHC moved to enforce the settlement agreement, claiming that the City had committed itself to actually repealing vacancy control. The district court granted MHC’s motion, holding that the City was contractually obligated to repeal vacancy control, but in 2002, the court granted the City’s motion for reconsideration of the court’s earlier holding that the settlement agreement was a valid contract. In October and November 2002, the district court held a jury trial on the contract claims, resulting in a jury verdict in favor of the City, and conducted a bench trial on MHC’s constitutional claims. MHC filed motions for judgment as a matter of law notwithstanding the verdict and motions for a new trial, which the district court denied.

After the bench trial, the district court stayed its ruling on the takings causes of action pending the Ninth Circuit’s decision in Chevron USA, Inc. v. Bronster, 363 F.3d 846, 849 (9th Cir. 2004), rev’d sub nom. Lingle v. Chevron U.S.A. Inc., 544 U.S. 528 (2005) and extended the stay after the Supreme Court granted certiorari in that case. See Lingle v. Chevron U.S.A. Inc., 543 U.S. 924, (2004) (granting certiorari).

fails to approve the Agreement as drafted, the Agreement shall be void and of no effect. In the event the form and content of the Agreement are approved as drafted, the Agreement will be circulated for signature by the parties and their respective counsel. The obligation of the City to process Ordinance amendments pursuant to paragraph 2.1 of this Agreement and to implement the same shall not arise until a fully executed Agreement has been received by the City Attorney’s office. Further, MHC shall have no obligation hereunder if the Ordinance is not amended and effective by 120 days after the Agreement is fully executed

MHC LIMITED FINANCING V. CITY OF SAN RAFAEL	11

In August 2004, while the case was stayed, MHC filed a second lawsuit, “MHC II,” (3:04-CV-03325) seeking monetary damages for takings and equal protection violations, arguing that it was challenging acts subsequent to the filing of its first complaint. The district court determined that MHC had already waived its monetary damages as part of the first lawsuit, so it dismissed with prejudice that complaint in December 2006.

On May 23, 2005, the Supreme Court issued its decision in Lingle, and rejected the “substantially advances” theory of regulatory takings that had been the theory of MHC’s claims.2 Lingle v. Chevron U.S.A. Inc., 544 U.S. 528 (2005). MHC then requested leave to amend its complaint and file new constitutional claims, which the court granted in January 2006. Id.

MHC filed its Second Amended Complaint in February 2006, claiming that the Ordinance constitutes a regulatory taking under Penn Central, a private taking under Kelo, and that the Ordinance denied substantive due process under Lingle. The district court conducted a second bench trial in April and May 2007, issued preliminary findings of fact and conclusions of law on July 26, 2007, and issued a final order on January 28, 2008.

The district court held that “[p]urchasers of mobilehomes in Contempo Marin after the 1999 Amendments have paid a premium reflecting the present value of expected rent savings

[2]	The Supreme Court concluded that the question of whether a regulation “substantially advances” a legitimate state interest “prescribes an inquiry in the nature of a due process, not a takings, test, and that it has no proper place in our takings jurisprudence.” Lingle, 544 U.S. at 540.

12	MHC LIMITED FINANCING V. CITY OF SAN RAFAEL

due to San Rafael rent regulation. This premium averages $67,000 for the right the enjoy the below market regulated rent.” Because the premium is being paid to the Contempo Marin mobilehome owners, “the amendments reduced MHC’s revenue streams from Contempo Marin and the value of its property by $10,609,136.” The district court also held that “the whole Ordinance reduced MHC’s net operating income by 75 percent and reduced the value of the park from $120 million to $23 million.”

The district court held the ordinance to be “(a) unconstitutional and invalid as a private taking both on its face and as applied to Plaintiffs … and (b) unconstitutional and invalid as applied to Plaintiffs … as an uncompensated regulatory taking under the standards set forth in Penn Central ….” The district court held that the Ordinance did not deny MHC due process of law under the Fourteenth Amendment.

The City brought motions to stay enforcement of the judgment pending appeal. The district court permanently enjoined the City from enforcing the Ordinance, but phased out its enforcement. Current Contempo Marin residents could continue to pay controlled rents for ten years, and rent and vacancy controls would be lifted immediately for any new residents.

The district court awarded fees and costs to MHC under 42 U.S.C. § 1988 for having prevailed on its taking claims, and fees and costs to the City under the terms of the settlement agreement for successfully defending MHC’s contract claims. MHC was awarded a total of $3,303,226.91, and the City was awarded a total of $1,249,550.43.

MHC LIMITED FINANCING V. CITY OF SAN RAFAEL	13

We have jurisdiction under 28 U.S.C. § 1291. The City and MHC timely appealed from the district court’s June 30, 2009 final judgment and from all interlocutory orders that gave rise to that judgment. “In reviewing a final judgment, we have jurisdiction to review interlocutory rulings that may have affected the outcome of the proceedings in the district court.” U.S. Dominator, Inc. v. Factory Ship Robert E. Resoff, 768 F.2d 1099, 1103 (9th Cir. 1985), superseded on other grounds by FED. R. CIV. P. 72(a); see also Hall v. City of L.A., 697 F.3d 1059, 1070 (9th Cir. 2012).

II.

The district court properly rejected the City’s arguments that MHC’s claims were barred by the statute of limitations and precluded by res judicata, and the district court did not abuse its discretion in allowing MHC to amend its complaint.

A.	Statute of Limitations

The City first contends that this suit is barred by the statute of limitations. All parties agree that the applicable statute of limitations in this case is one year. The City claims that MHC is challenging the 1993 Ordinance, which makes its complaint filed in 2000 untimely. “Whether a claim is barred by a statute of limitations and when a statute of limitations begins to run are reviewed de novo.” Manufactured Home Communities Inc. v. City of San Jose, 420 F.3d 1022, 1025 (9th Cir. 2005); see also Hooper v. Lockheed Martin Corp., 688 F.3d 1037, 1045 (9th Cir. 2012).

We agree with MHC and the district court that the complaint is a timely challenge to the Ordinance as amended in 1999. MHC is permitted to challenge the entire Ordinance

14	MHC LIMITED FINANCING V. CITY OF SAN RAFAEL

as it existed in 1999 because the constitutionality of the Ordinance can only be determined by evaluating the totality of its provisions and effects and because the 1999 amendments cannot be evaluated in isolation. The 1999 amendments did substantively change the operation of the Ordinance, and provisions that were found in the predecessor Ordinance are not immunized from judicial scrutiny.

B.	Res Judicata

Judicial proceedings of any state “have the same full faith and credit in every court within the United States … as they have by law or usage in the courts of such State.” 28 U.S.C. § 1738; see San Remo Hotel, L.P. v. City & Cnty. of S.F., 545 U.S. 323, 347–48 (2005). Res judicata therefore precludes a party that has proceeded on federal claims in state court from relitigating those claims in federal court. San Remo Hotel, 545 U.S. at 346–48. “When applying res judicata to a state court decision, we ‘give the same preclusive effect to [that] judgment as another court of that State would give,’ meaning that we apply res judicata as adopted by that state.” Adam Bros. Farming, Inc. v. Cnty. of Santa Barbara, 604 F.3d 1142, 1148 (9th Cir. 2010) (alteration in original) (citation omitted). “Under California law, res judicata precludes a party from relitigating (1) the same claim, (2) against the same party, (3) when that claim proceeded to a final judgment on the merits in a prior action.” Id. at 1148–49 (citing Mycogen Corp. v. Monsanto Co.,51 P.3d 297, 301 (Cal. 2002)).

A claim is the “same claim” if it is derived from the same “primary right,” which is “‘the right to be free from a particular injury, regardless of the legal theory on which liability for the injury is based.’” Id. at 1149 (quoting Fed’n

MHC LIMITED FINANCING V. CITY OF SAN RAFAEL	15

of Hillside & Canyon Ass’ns v. City of L.A., 24 Cal. Rptr. 3d 543, 557 (Cal. Ct. App. 2004)). Res judicata claims are reviewed de novo. Manufactured Home Communities, 420 F.3d at 1025 (citation omitted).

The district court held that, although there was a final judgment on the merits in the previous action and MHC was in privity with the De Anza plaintiffs, the City’s res judicata argument failed because the De Anza litigation did not concern the same primary rights because this litigation involves the operation of the 1999 Amendments and their application to MHC’s property. We agree that the De Anza litigation does not speak to the constitutionality of the 1999 Amendments and whether they amount to an unconstitutional taking; therefore, res judicata does not bar MHC’s claims. See Adam Bros., 604 F.3d at 1148–49.

C.	Amendment of the Complaint

The City also challenges the district court’s grant of leave to amend the complaint three years after the bench trial had already occurred, which allowed MHC to add new theories of takings after the “substantially advances” theory it did advance was eliminated by the Supreme Court in Lingle.

A trial court’s decision to grant leave to amend a complaint is reviewed for abuse of discretion. See Metrophones Telecomms., Inc., v. Global Crossing Telecomms., Inc., 423 F.3d 1056, 1063 (9th Cir. 2005). “Discretion is abused when the judicial action is ‘arbitrary, fanciful or unreasonable’ or ‘where no reasonable man [or woman] would take the view adopted by the trial court.’” Golden Gate Hotel Ass’n v. City & Cnty. of S.F., 18 F.3d 1482, 1485 (9th Cir. 1994) (alteration in original) (quoting

16	MHC LIMITED FINANCING V. CITY OF SAN RAFAEL

Delno v. Market St. Ry. Co., 124 F.2d 965, 967 (9th Cir. 1942)). Because the district court’s decision to allow MHC to amend its complaint was not arbitrary, fanciful, or unreasonable, the district court did not abuse its discretion. See id.

III.

The regulation did not constitute either a Penn Central or a private taking. Because we reach the merits of the takings issue, we need not resolve the question of ripeness. A district court’s ruling on the constitutionality of a statute is reviewed de novo. See Am. Acad. of Pain Mgmt. v. Joseph, 353 F.3d 1099, 1103 (9th Cir. 2004).

Here, the district court held the ordinance to be “(a) unconstitutional and invalid as a private taking both on its face and as applied to Plaintiffs … and (b) unconstitutional and invalid as applied to Plaintiffs … as an uncompensated regulatory taking under the standards set forth in Penn Central ….” The district court concluded that the Ordinance as amended in 1999 effected a regulatory taking under the Penn Central test as well as a private taking under the Public Use Clause of the Fifth Amendment.3

[3]

“It is not clear that a facial challenge can be made under Penn Central. As we did in Guggenheim, we will ‘assume, without deciding, that a facial challenge can be made under Penn Central.’” Laurel Park Cmty., LLC v. City of Tumwater, 698 F.3d 1180, 1188-89 (9th Cir. 2012) (internal citation omitted).

MHC LIMITED FINANCING V. CITY OF SAN RAFAEL	17

A.	Penn Central Regulatory Taking

“This Court has consistently affirmed that States have broad power to regulate housing conditions in general and the landlord-tenant relationship in particular without paying compensation for all economic injuries that such regulation entails.” Yee, 503 U.S. at 528-29 (internal quotation marks and citation omitted). However, under Penn Central Transportation Co. v. City of New York, 438 U.S. 104 (1978), a regulatory taking may occur – and just compensation is required – when “regulatory actions [occur] that are functionally equivalent to the classic taking in which government directly appropriates private property or ousts the owner” with the inquiry “focus[ing] directly upon the severity of the burden that government imposes upon private property rights.” Lingle, 544 U.S. at 539. Penn Central identified “several factors that have particular significance” in determining whether a regulation constitutes a taking. Id. at 538 (internal quotation marks and citation omitted). These include the regulation’s economic impact on the claimant, the extent to which the regulation interferes with distinct investment-backed expectations, and the character of the government action. Id. “Primary among those factors are [t]he economic impact of the regulation on the claimant and, particularly, the extent to which the regulation has interfered with distinct investment-backed expectations.” Id. at 538–39 (internal quotation marks and citation omitted) (alteration in original).

1.	Economic impact

In determining that the Ordinance resulted in a Penn Central taking, the district court analyzed the Penn Central factors by comparing the effect of the 1999 Ordinance with

18	MHC LIMITED FINANCING V. CITY OF SAN RAFAEL

the hypothetical economic result assuming that there was no rent control ordinance in effect at all. Using that analysis, the district court concluded that, without any rent control, the park would be worth $120 million, but it was worth only $23 million in 1999 and even less at the time of the district court’s decision.

However, that analysis assumes that MHC purchased the property prior to the enactment of the original ordinance, when it did not. The ordinance was in effect when MHC acquired the property. Therefore, the appropriate analysis of the economic impact on MHC is a comparison of the economic impact of the 1993 Ordinance in effect when MHC purchased the mobilehome park, and the economic effect of the 1999 Ordinance enacted after the property acquisition. See id. (focusing on the “economic impact of the regulation”). The district court made this comparison when it held that “the [1999] amendments reduced MHC’s revenue streams from Contempo Marin and the value of its property by $10,609,136.” The district court should have used this value when analyzing the economic impact of the ordinance.

Furthermore, even if the district court’s comparison were the correct one, the 81% diminution in value (from $120 million to $23 million) would not have been sufficient economic loss or interference with MHC’s reasonable investment-backed expectations to constitute a taking. Supreme Court precedent has “long established that mere diminution in the value of property, however serious, is insufficient to demonstrate a taking.” Concrete Pipe & Prods. of Cal., Inc. v. Constr. Laborers Pension Trust for S. Cal., 508 U.S. 602, 645 (1993) (citing Village of Euclid v. Ambler Realty Co., 272 U.S. 365, 384 (1926) (approximately 75% diminution in value); Hadacheck v. Sebastian, 239 U.S.

MHC LIMITED FINANCING V. CITY OF SAN RAFAEL	19

394, 405 (1915) (92.5% diminution)); see also William C. Haas & Co., Inc. v. City & Cnty. of S.F., 605 F.2d 1117, 1120 (9th Cir. 1979) (finding no taking where “the value of its property was reduced from about $2,000,000 to about $100,000”).

Similarly, MHC errs in claiming that the premium transfer was an effect of the 1999 Amendments. The transfer occurred when vacancy control was implemented in 1993, and MHC has not explained what effect, if any, the 1999 Amendments had on the premium.

2.	Investment-backed expectation

As to Penn Central’s second prong, the district court held that MHC’s investment-backed expectation was that it would be able to “increase rent at a rate consistent with the rate of increase in housing costs in the immediate area” – that is, MHC’s expectation was that Contempo Marin would be subject to no rent control at all.

The district court explained that “MHC had no reason to expect that the City would amend the Ordinance, transferring much of the park’s value to third parties, and denying MHC return on its capital in an escalating real estate market.”4 But MHC had even less reason to expect that the rent control regime would disappear altogether. “‘[T]hose who do business in the regulated field cannot object if the legislative scheme is buttressed by subsequent amendments to achieve the legislative end.’” Concrete Pipe, 508 U.S. at 645.

[4]

The district court did not make a finding about the value of Contempo Marin under the 1993 ordinance when it was purchased by MHC, but the Executive Vice President and General Counsel for MHC testified that the purchase price allocated to Contempo Marin (it was purchased as part of a portfolio of mobilehome parks) was approximately $18.9 million.”

20	MHC LIMITED FINANCING V. CITY OF SAN RAFAEL

Indeed, sitting en banc in Guggenheim v. City of Goleta, 638 F.3d 1111 (9th Cir. 2010) (en banc), we recently held that the “‘primary factor,’ ‘the extent to which the regulation has interfered with distinct investment-backed expectations’” to be “fatal” to the Guggenheims’ takings claim, where the Guggenheims purchased a mobilehome park with a rent control ordinance already in place. 638 F.3d at 1120. “[T]he price they paid for the mobile home park doubtless reflected the burden of rent control they would have to suffer. They could have no ‘distinct investment-backed expectations’ that they would obtain illegal amounts of rent.” Id. Therefore, this factor also favors the conclusion that no taking occurred.

3.	Character of the Ordinance

As to the character of the City’s Ordinance, a “‘taking’ may more readily be found when the interference with property can be characterized as a physical invasion by government, than when interference arises from some public program adjusting the benefits and burdens of economic life to promote the common good.” Penn Cent., 438 U.S. at 124 (internal citation omitted).

Here, the Ordinance is much more an “adjust[ment of] the benefits and burdens of economic life to promote the common good” than it is a physical invasion of property, and it is only a slight modification to an already-existing rent control ordinance, so this factor also counsels against finding a Penn Central taking. See id.

MHC LIMITED FINANCING V. CITY OF SAN RAFAEL	21

The economic impact, investment-backed expectations, and character of the Ordinance all lead us to conclude that the 1999 Ordinance does not constitute a Penn Central taking.

B.	Private Taking

We also conclude that the regulation does not constitute a private taking. The Fifth Amendment states that “nor shall private property be taken for public use, without just compensation.” U.S. Const. amend. V. MHC claims that the Ordinance does not qualify as a “public use,” and therefore the taking is prohibited, regardless of compensation. See Haw. Hous. Auth. v. Midkiff, 467 U.S. 229, 241, 245 (1984). “[T]he City would no doubt be forbidden from taking petitioners’ land for the purpose of conferring a private benefit on a particular private party,” “[n]or would the City be allowed to take property under the mere pretext of a public purpose, when its actual purpose was to bestow a private benefit.” Kelo, 545 U.S. at 477, 477–78.5

MHC contends that we must apply a heightened standard of review to the Ordinance, but the Supreme Court “has declared that a taking should be upheld as consistent with the Public Use Clause as long as it is ‘rationally related to a conceivable public purpose.’ This deferential standard of review echoes the rational-basis test used to review economic regulation under the Due Process and Equal Protection Clauses.” Id. at 490 (Kennedy, J., concurring) (citations omitted) (quoting Haw. Hous. Auth., 467 U.S. at 241).

[5]

We are aware of no court that has ever recognized a regulatory private taking, such as the one MHC alleges here. W e assume without deciding that such a claim is possible, and reject the claim on the merits.

22	MHC LIMITED FINANCING V. CITY OF SAN RAFAEL

This Court has also explained the extreme deference due to the legislature:

[A] rational legislator could have believed that the rent control ordinance would further the stated goals, at least insofar as the purpose is to protect existing tenants. For example, a rational legislator could have believed that the unfettered right of a park owner to raise the rent on a space when ownership of a mobile home was transferred might make it difficult for a mobile home owner to sell. The legislator thus could have believed that the ordinance protects owners’ investments in their units. It may be true that in operation the ordinance does nothing more than take “money from the landlord and put[    ] it into the pocket of a tenant who no longer resides at the park.” However, while one might believe that the ordinance is an ineffective-and indeed draconian-means by which to effect its goals, “[h]ow well the ordinance serves [its] purpose[s] is a legislative question, one the court will not consider” ….

Levald, 998 F.2d at 690 (internal citation omitted) (alterations in original).

“When the legislature’s purpose is legitimate and its means are not irrational, our cases make clear that empirical debates over the wisdom of takings—no less than debates over the wisdom of other kinds of socioeconomic legislation—are not to be carried out in the federal courts.” Kelo, 545 U.S. at 488 (citation omitted). Because we

MHC LIMITED FINANCING V. CITY OF SAN RAFAEL	23

conclude that the Ordinance is rationally related to a conceivable public purpose, the Ordinance does not amount to a private taking.6

C.	Ripeness

The City argues that MHC’s claims are not ripe, and therefore we should dismiss them. “Ripeness is a question of law, and it is reviewed de novo.” Manufactured Home Communities, 420 F.3d at 1025 (citation omitted).

Generally, “a landowner may not establish a taking before a land-use authority has the opportunity, using its own reasonable procedures, to decide and explain the reach of a challenged regulation,” Palazzolo v. Rhode Island, 533 U.S. 606, 620-21 (2001). The test for ripeness for takings claims was set out in Williamson County Planning Commission v. Hamilton Bank, 473 U.S. 172 (1985), in which the Supreme Court refused to decide the merits of a takings claim because the claims under the Fifth Amendment and Due Process Clause were not yet ripe. Id. at 186. Williamson County sets forth a two-prong test for ripeness for takings claims: first, an

[6]	Because MHC has not prevailed on its claims, it is therefore not entitled to attorneys’ fees or costs. See McCown v. City of Fontana, 565 F.3d 1097, 1101 (9th Cir. 2009) (“A trial court abuses its discretion if its fee award is based on an inaccurate view of the law or a clearly erroneous finding of fact.”). W e similarly do not need to decide whether an injunction was an appropriate remedy. See Perry v. Brown, 671 F.3d 1052, 1075 (9th Cir.), cert. granted sub nom. Hollingsworth v. Perry, 133 S. Ct. 786 (U.S. 2012) (No. 12-1440) (“W e review the district court’s decision to grant a permanent injunction for abuse of discretion, but we review the determinations underlying that decision by the standard that applies to each determination. Accordingly, we review the court’s conclusions of law de novo and its findings of fact for clear error.”).

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owner must “obtain[    ] a final decision regarding how it will be allowed to develop its property,” id. at 190, and second, “a plaintiff must have sought compensation for the alleged taking through available state procedures…. ‘[I]f a State provides an adequate procedure for seeking just compensation, the property owner cannot claim a violation of the Just Compensation Clause until it has used the procedure and been denied just compensation.’”7 Daniel v. Cnty. of Santa Barbara, 288 F.3d 375, 381 (9th Cir. 2002) (alteration in original) (quoting Williamson Cnty., 473 U.S. at 195).

Here, we follow the approach suggested by the en banc panel in Guggenheim. “In this case, we assume without deciding that the claim is ripe, and exercise our discretion not to impose the prudential requirement of exhaustion in state court.” Guggenheim, 638 F.3d at 1118. In Guggenheim, as here, “we reject the [takings] claim on the merits, so it would be a waste of the parties’ and the courts’ resources to bounce the case through more rounds of litigation.” Id.

IV.

The district court did not err in granting judgment on MHC’s substantive due process claims. “A municipal act . . . will violate substantive due process rights when it is shown that the action is not ‘rationally related to a legitimate governmental purpose.’ We will strike down a statute on

[7]	MHC’s private takings challenge needs not comply with Williamson County. “[I]f a government action is found to be impermissible – for instance because it fails to meet the ‘public use’ requirement or is so arbitrary as to violate due process – that is the end of the inquiry. No amount of compensation can authorize such action.” Lingle, 544 U.S. at 543.

MHC LIMITED FINANCING V. CITY OF SAN RAFAEL	25

substantive due process grounds if it is arbitrary and irrational.” Richardson v. City & Cnty. of Honolulu, 124 F.3d 1150, 1162 (9th Cir. 1997) (internal citation omitted).

The district court held that the Ordinance was permissible under the Due Process Clause because “a rational legislator could have believed that the rent control ordinance would further the stated goals, at least insofar as the purpose is to protect existing tenants.”

As discussed above, the threshold for a rationality review challenge asks only “whether the enacting body could have rationally believed at the time of enactment that the law would promote its objective.” Equity Lifestyle Props., Inc. v. Cnty. of San Luis Obispo, 548 F.3d 1184, 1194 (9th Cir. 2008) (quoting Carson Harbor Village Ltd. v. City of Carson, 37 F.3d 468, 472 (9th Cir. 1994), overruled on other grounds by WMX Tech. v. Miller, 104 F.3d 1133, 1136 (9th Cir. 1997) (citation omitted)). “[T]he Due Process Clause does not empower courts to impose sound economic principles on political bodies.” Guggenheim, 638 F.3d at 1123 (footnote omitted). Therefore, the district court was correct that the Ordinance does not run afoul of substantive due process.

V.

The district court did not err in submitting the breach of settlement contract claims to the jury, denying the motion for a directed verdict on that question, denying the motion for a new trial, or awarding attorneys’ fees.

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A.	Submission of the Claim to the Jury

MHC claims that the Settlement Agreement between it and the City was not ambiguous, so the district court erred in allowing a jury trial on the meaning of the Agreement. A district court’s interpretation and meaning of contract provisions is reviewed de novo. Conrad v. Ace Prop. & Cas. Ins. Co., 532 F.3d 1000, 1004 (9th Cir. 2008). The district court initially determined that the Settlement Agreement obligated the City to enact legislation to repeal mobilehome park vacancy rent control. On the City’s motion for reconsideration, however, the district court concluded “that the settlement agreement is ambiguous whether the City was obligated to enact the amendments after it approved the settlement agreement in July 2001.”

The district court was correct that the Agreement was ambiguous. Section 2.1 states that “Subject to approval by the City Council and following notice and public hearing, the City will initiate the following amendments of the City’s Mobilehome Rent Stabilization regulations ….” MHC claims that this section “provides the ‘how,’ not the ‘what’ of the parties’ respective obligations, which are set forth in Section 2.7.” However, Section 2.1 does specifically state exactly what the amendments would accomplish (e.g., “City Code section 20.08.030 will be amended to adjust the method of calculation of the annual rent increase exempt from review under the Ordinance, to provide for the increase (75% of the CPI) for each mobilehome space ….”). The word “initiate” also suggests that passage was not required.

Section 2.7 states that the Agreement is conditioned on approval by the City Council, and that “The obligation of the City to process Ordinance amendments pursuant to paragraph

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2.1 of this Agreement and to implement the same shall not arise until a fully executed Agreement has been received by the City Attorney’s office.” Again, it is ambiguous whether the City’s obligation “to process” Ordinance amendments obligated it to pass the amendments, or rather it was only bound to consider the amendments via its normal process of initiating the amendments, providing notice, and holding a public hearing, and then decide whether to enact the amendments. These ambiguities are sufficient to have made the question of contract interpretation one for a jury.

B.	Directed Verdict Under Rule 50

For the same reason, MHC was not entitled to a directed verdict. “We review de novo the district court’s denial of a renewed motion for judgment as a matter of law.” Josephs v. Pac. Bell, 443 F.3d 1050, 1062 (9th Cir. 2006); see FED. R. CIV. P. 50(b). “A district court may set aside a jury verdict and grant judgment as a matter of law only if, under the governing law, there can be but one reasonable conclusion as to the verdict.” Settlegoode v. Portland Pub. Sch., 371 F.3d 503, 510 (9th Cir. 2004) (internal quotation marks and citation omitted). The jury reasonably concluded that the City had not obligated itself to repeal vacancy control, and MHC has not shown that the opposite conclusion is the only reasonable one.

C.	Motion for a New Trial Under Rule 59

MHC also seeks a new trial on its breach of settlement agreement claims because the jury’s verdict resulted from prejudicial trial error and was not supported by the trial evidence. “A Rule 59 motion for a new trial is confided to the discretion of the district court, whose decision will be

28	MHC LIMITED FINANCING V. CITY OF SAN RAFAEL

overturned on appeal only for abuse of discretion.” Kode v. Carlson, 596 F.3d 608, 611 (9th Cir. 2010) (per curiam) (citation omitted). The district court held that there was no error entitling MHC to a new trial. “The trial court is in a far better position than we to gauge the prejudicial effect of improper comments.” Mateyko v. Felix, 924 F.2d 824, 828 (9th Cir. 1990). MHC has shown neither error nor an abuse of discretion, so we affirm the district court’s denial of MHC’s Rule 59 motion.

D.	Attorneys’ Fees

MHC also claims that the district court erred in awarding attorneys’ fees to the City on the Settlement Agreement claims because the litigation over the Agreement was neither an independent dispute nor a victory for the City. We disagree. MHC sought up to $45 million from the City on its claims, and the meaning of the Settlement Agreement was very much an independent dispute. “When a defendant obtains a simple, unqualified victory by defeating the only contract claim in the action, [Cal. Civ. Code] section 1717 entitles the successful defendant to recover reasonable attorney fees incurred in defense of that claim if the contract contained a provision for attorney fees.” Hsu v. Abbara, 891 P.2d 804, 813 (Cal. 1995). Here, there was a provision in the Settlement Agreement that entitled the prevailing party to attorneys’ fees. Therefore we affirm the district court’s award of attorneys’ fees to the City for its victory on the contract claims.

VI.

In its original lawsuit, MHC waived its claim for damages in order to have a bench trial on the constitutional claims. On

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August 16, 2004, while the main lawsuit was pending, MHC filed a second suit against the City, MHC II, (3:04-CV-03325) seeking monetary damages for takings and equal protection violations, arguing that the conduct at issue in this case occurred subsequent to the filing of the First Amended Complaint in MHC I and thus the claims asserted in this case could not have been asserted in MHC I.

The district court granted the City’s motion to dismiss with prejudice, holding that MHC waived the damages it now asserts in MHC II during proceedings in MHC I when MHC waived its claims for past and future constitutional damages and proceeded to trial on its constitutional claims seeking only declaratory and injunctive relief. Additionally, the district court determined that MHC II involves the same subject matter as the claims in MHC I. “Dismissal without leave to amend is proper only if it is clear, upon de novo review, that the complaint could not be saved by any amendment.” McKesson HBOC, Inc. v. N.Y. State Common Ret. Fund, Inc., 339 F.3d 1087, 1090 (9th Cir. 2003) (internal quotation marks and citation omitted).

MHC asserts without explaining that if the injunction is vacated, MHC II should be reinstated. However, a litigant has no right to maintain two separate actions involving the same subject matter at the same time in the same court and against the same defendant. See Alltrade, Inc. v. Uniweld Products, Inc., 946 F.2d 622, 623 (9th Cir. 1991) (explaining the well-established rule that allows a “district court to transfer, stay, or dismiss an action when a similar complaint has already been filed in another federal court”).

We affirm the district court’s dismissal of MHC II with prejudice. The claims in both suits are the same, and MHC

30	MHC LIMITED FINANCING V. CITY OF SAN RAFAEL

agreed to waive its damage claims in MHC I; it may not seek those waived damages in a separate suit. Furthermore, MHC was given an opportunity to amend its complaint in MHC I more than two years after it filed MHC II, so it could have incorporated any non-waived claims into its Second Amended Complaint.

VII.

In summary, we reverse the district court’s holding as to Penn Central and private takings, but affirm the judgment of the district court in all other respects. Each party shall bear its respective costs on appeal.

AFFIRMED IN PART; REVERSED IN PART.